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                                                                   EXHIBIT 10.23


                PROMISSORY NOTE AND PLEDGE AND SECURITY AGREEMENT

$450,000                                                           June 15, 2000


         FOR VALUE RECEIVED, Samuel B. Fuller, who resides at 1 Searles Road, Darien, CT 06820 (the "Borrower"), promises to pay to the order of AvalonBay Communities, Inc., a Maryland corporation, and its successors and assigns at its address of 2900 Eisenhower Avenue, 3rd Floor, Alexandria, Virginia, 22314 (the "Lender" or "Company") or such other place as Lender may designate, the amount of $450,000 on the Maturity Date (as such term is hereinafter defined) and to pay interest on the unpaid principal amount outstanding hereunder from time to time on the dates and at the rate or rates hereinafter provided.

         (c) USE OF PROCEEDS.

         The principal amount advanced on the date hereof will be used for personal purposes, PROVIDED, HOWEVER, that $79,334 shall be used to repay the principal and accrued interest outstanding under the promissory notes given by the Borrower to the Lender as set forth on EXHIBIT A hereto. Therefore, (i) the Lender shall advance on the date hereof the net amount due the Borrower (i.e., $370,666), (ii) the Lender shall promptly thereafter return to the Borrower the promissory notes set forth on Exhibit A marked "cancelled" or "paid in full", and
         (iii) the principal amount outstanding as of the date hereof shall be $450,000.

         (d) INTEREST.

         The principal amount outstanding hereunder from time to time (which principal amount shall include monthly compounded interest), to the extent not paid (pursuant to Section 4(b)(i) hereof or otherwise), shall compound and accrue monthly on the basis of a three hundred and sixty-five (365) day year and the number of days actually elapsed at a fixed rate (the "Interest Rate") per annum equal to the rate of interest announced by the Internal Revenue Service as its "Long Term Applicable Federal Rate" of even date herewith. In the event that all principal and interest due hereunder are not paid before the fifth
         (5th) anniversary of this Note, then the Note shall become immediately due and payable at the option of and upon demand by Lender either upon the fifth (5th) anniversary of this Note or any date thereafter (the "Maturity Date"). Upon the fifth (5th) anniversary of this Note and until the Maturity Date, interest shall continue to accrue at either the Interest Rate or, if the prevailing Short Term Applicable Federal Rate is greater or less than the Interest Rate by an increment of 4.0%, at the prevailing Short Term Applicable Federal Rate. All payments shall be applied first to interest and the balance to principal.

(e)      PLEDGE.

         (a) PLEDGE OF STOCK. To secure payment and performance of all Borrower's obligations hereunder, Borrower hereby pledges as collateral to Lender all shares of common stock of the Company (whether currently vested or still unvested) that were previously granted to the Borrower under the Company's 1994 Stock Incentive Plan, as amended (the "Pledged Stock") and agrees that the Company shall have all of the rights of a secured creditor under the Uniform Commercial

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                  Code with respect to the same. For clarity, EXHIBIT B sets forth information regarding the Pledged Stock. Until such time as the principal amount outstanding hereunder is paid in full, Lender shall keep in its possession the Pledged Stock, and shall cause a restrictive legend which precludes active trading of the Pledged Stock without the Company's permission to be placed on same. If the market value of the Company's common stock (AVB; NYSE) declines such that the ratio of the value of the Loan divided by the value of the market value of the Pledged Stock (the "LTV Ratio") exceeds 50%, the Company reserves the right to demand that the Borrower make a cash payment sufficient to bring the LTV Ratio below 50%, or the Company may sell or otherwise dispose of the amount of Pledged Stock needed to bring the LTV Ratio below the level of 50%.

         (b) PLEDGE OF STOCK OPTIONS. To secure payment and performance of all Borrower's obligations hereunder, Borrower hereby pledges as collateral to Lender all of Borrower's rights in, to and under the employee stock options that were previously granted to the Borrower under the Company's 1994 Stock Incentive Plan, as amended (the "Pledged Options"), whether currently vested or unvested, and agrees that the Company shall have all of the rights of a secured creditor under the Uniform Commercial Code with respect to the same, including the right to all proceeds thereof. For clarity, EXHIBIT C sets forth information regarding the Pledged Options. Borrower agrees that he shall have no right to exercise the Pledged Options or take any other action with respect to the same until the principal amount and accrued interest outstanding hereunder is paid in full.

(f)      PREPAYMENT.

         (a) OPTIONAL PREPAYMENT. The Borrower may prepay this Note in whole or in part without penalty or premium.

         (b)      MANDATORY PREPAYMENT.

                  (i) Until such time as the principal amount and accrued interest outstanding hereunder is paid in full, Borrower shall pay or cause to be paid to the Lender all dividends related to the Pledged Stock when such dividends are issued by the Company to its common stockholders.

                  (ii) The Borrower shall be required to prepay the Loan in its entirety within sixty (60) days following any termination of the Borrower's employment by or with the Company for any reason, including but not limited to death or disability (the "Prepayment Date"). On the Prepayment Date, for any reason, including death or disability, Borrower shall immediately make such prepayment together with interest accrued through the date on which all amounts due hereunder are paid.

(g)      DEFAULT.

         If any payment to be made by Borrower under this Note is not made when due (a "Default"), Lender, at its option, may (i) sell or otherwise dispose of an amount of Pledged Stock and apply the proceeds to the outstanding payment due to Lender and/or (ii) exercise all or a portion of the Pledged Options and sell the underlying stock or cancel all or a portion of the Pledged Options, in

$450,000 Promissory Note to S. Fuller
June 15, 2000
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         either case as described in Section 14 hereof. Borrower agrees to pay all charges (including reasonable attorneys' fees) of the Lender in connection with the collection and/or enforcement of this Note.


(h)      NOTICES.

         Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered on the earlier of (i) the date received, or (ii) the date of delivery, refusal, or non-delivery indicated on the return receipt, if deposited in a United States Postal Service depository, postage prepaid, sent registered or certified mail, return receipt requested, addressed to the party to receive the same at the address of such party set forth at the beginning of this Note, or at such other address as may be designated in a notice delivered or mailed as herein provided.

(i)      WAIVER.

         (a) The failure of the Lender at any time to exercise any option or right hereunder shall not constitute a waiver of the Lender's right to exercise such option or right at any other time.

         (b) Borrower and all endorsers and guarantors of the Note hereby jointly and severally waive presentment, demand, notice, protest and all other suretyship defenses generally and agree that (i) any renewal, extension or postponement of the time of payment or any other indulgence, (ii) any modification, supplement or alteration of any of the Borrower's obligations undertaken in connection with this Note, or (iii) any substitution, exchange or release of collateral or the addition or release of any person or entity primarily or secondarily liable, may be effected without notice to Borrower or any endorser or guarantor or Borrower's obligations, and without releasing Borrower or such endorser or guarantor from any liability hereunder.

(j)      MODIFICATION.

         This Note may not be modified, altered, or amended in any manner or form except by an agreement in writing, executed by a duly authorized officer of Lender and the Borrower, which writing shall make specific reference hereto.

(k)      TRANSFER BY BORROWER.

         Borrower will not sell, assign, transfer or otherwise dispose of, directly or indirectly, nor grant any option with respect to, or pledge or grant any security interest in or otherwise encumber any of the Pledged Stock or the Pledged Options, any interest therein, except for the pledge provided for in this Note.

(l)      FURTHER ASSURANCES.

         Borrower will from time to time execute and deliver to the Company all such other and further instruments and documents and take or cause to be taken all such other and further actions as the Company may reasonably request in order to effect and confirm more securely in the Company all rights contemplated in this Note and to maintain at all times the perfection and first priority of the

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June 15, 2000
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         security interest herein granted in the Pledged Stock, including without limitation, any UCC financing statements, reports, statements or other documents required by any applicable law, rule or regulation. A carbon photocopy or other reproduction of this note may be filed as a financing statement.

(m)      COSTS.

         Borrower agrees to promptly reimburse the Company for actual reasonable out-of-pocket expenses, including, without limitation, reasonable counsel fees and disbursements, incurred by the Company in connection with the administration and enforcement of this Note.

(n)      FULL RECOURSE.

         The Company's recourse against the Borrower under this Note for satisfaction of the Loan and all other amounts due hereunder shall be full recourse to the Borrower and all of Borrower's assets, and Lender shall have no obligation to take any action against the collateral granted hereunder prior to proceeding directly against Borrower.

13.      USURY, ETC.

         All agreements between the Borrower and the holder of this Note are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the holder for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum amount which the holder is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such maximum amount, and if from any circumstances the holder should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event that there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of this Note.

14. VALUATION; MANNER OF DISPOSITION; CANCELLATION OF STOCK OPTIONS; SECURITIES LAWS.

         (a) The Borrower acknowledges and agrees that the Company may not be able to or may not desire to effect a public sale of the Pledged Stock and, accordingly, agrees that in the event of any sale, collection, realization or other disposition of or upon the Pledged Stock by the Company, in lieu of such public sale, the Company may transfer all or any portion of the Pledged Stock to itself and apply the value of such shares (at a price per share equal to the closing sale reported on the New York Stock Exchange (the "NYSE") on the date of such action by the Company or, if the date of such action is not a day on which the NYSE is open or the Company's stock is not

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June 15, 2000
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                  traded on the NYSE on such date, the preceding business day or trading date) to the amounts due under or in connection with this Note.

         (b) The Borrower acknowledges and agrees that, in the event of a Default hereunder, the Company may cause the Pledged Options to be exercised and the underlying common stock to be sold. The Borrower acknowledges and agrees that, in lieu of such exercise or sale, the Company may cancel all or a portion of the Pledged Options and credit the Borrower with repayment of an amount of principal and accrued interest equal to the difference between (i) the product of (x) the number of options cancelled and (y) the then value of the shares of common stock underlying such options (such shares to be valued at a price per share equal to the closing sale reported on the NYSE on the date of cancellation of the options) less (ii) the aggregate exercise price of the options so cancelled.

         (c) The Borrower recognizes that a sale or other disposition of the Pledged Stock or the Pledged Options can have adverse consequences to the Borrower under Section 16 of the Securities Exchange Act of 1934 or other securities laws. The Lender shall in no event be liable for any such adverse consequence and shall have no obligation to consider such consequences when proceeding against the collateral after a Default.

15.      CHOICE OF LAW.

         This Note shall be governed by, construed, and enforced in accordance with the laws of the State of Connecticut.

16.      POWER OF ATTORNEY.

         The Borrower hereby grants the Company a power of attorney to take any and all actions in connection with (i) any disposition or forfeiture of the Pledged Stock upon a Default, or (ii) any exercise of the Pledged Options upon a Default and disposition of the shares of common stock received thereby or (iii) any forfeiture of the Pledged Options upon a Default.

This Note shall have the effect of an instrument under seal.




                                        Borower:    \s\ SAMUEL B. FULLER
                                                 ----------------------------
                                                      Samuel B. Fuller


                                        Witness:     \s\ JOANNE LOCKRIDGE
                                                 ----------------------------




$450,000 Promissory Note to S. Fuller
June 15, 2000
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